UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2009

BLUEFLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-8000

                                                                       N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 4, 2009, Riad Abrahams resigned as a member of the Board of Directors (the “Board”) and the Option Plan/Compensation Committee (the “Compensation Committee”) of Bluefly, Inc. (the “Company”).  Mr. Abrahams had been designated to serve on the Board by private funds associated with Maverick Capital, Ltd. (“Maverick”) pursuant to the Voting Agreement described below.  On the same date, the Board appointed David Janke as a member of the Board and the Compensation Committee, to fill the vacancy created by Mr. Abraham’s resignation.

Mr. Janke, is a Managing Partner and Co-Founder of BlackSwan Partners, LP, an investment firm focused on private equity and real estate opportunities.  From 2003 to 2006, Mr. Janke was a Vice President at Starwood Capital Group, a global real estate private equity fund.  From 2000 to 2001, Mr. Janke was Director of Finance and Strategic Planning for Tyco International.  From 1998 to 2000, Mr. Janke was an investment professional at Soros Fund Management focusing on private equity investments.  From 1996 to 1998, he was an investment banker with Alex, Brown & Sons in the Restructuring Group.  Mr. Janke holds a Masters in Business Administration from Harvard Business School and is a graduate of Middlebury College.  He is also a director of SonomaWest Holdings, Inc., a publicly-traded real estate management company and Ali Wing, Inc. d/b/a giggle.

Mr. Janke has been designated to serve on the Board by Maverick pursuant to a Voting Agreement (the “Voting Agreement”) by and among the Company, private funds associated with Prentice Capital Management, LP (“Prentice,” and, together with Maverick, the “Investors”) and affiliates of Soros Fund Management LLC (“Soros”).  Under the terms of the Voting Agreement Soros has the right to designate three designees to the Company’s Board of Directors and each of Maverick and Prentice have the right to designate one designee, in each case subject to minimum ownership thresholds and subject to compliance with applicable Nasdaq rules.  The Voting Agreement also provides that one designee of Soros and the designee of each of Maverick and Prentice will have the right to serve on the Compensation Committee and the Governance and Nominating Committee of the Board of Directors, subject to compliance with Nasdaq’s rules regarding independent directors serving on such committees, or Nasdaq’s transitional rules, to the extent applicable.  If the Board establishes an Executive Committee, the designees of Soros, Maverick and Prentice will be entitled to also serve on such committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC. (Registrant)

Date: August 10, 2009	By:	/s/ Kara B. Jenny
Name: Kara B. Jenny
Title: Chief Financial Officer